UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 12, 2005

Date of Report (Date of

earliest event reported)

Shurgard Storage Centers, Inc.

(Exact name of registrant as specified in charter)

Washington	001-11455	91-1603837
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1155 Valley Street, Suite 400 Seattle, Washington	98109-4426
(Address of principal executive offices)	(Zip Code)

(206) 624-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 12, 2005, the board of directors of Shurgard Storage Centers, Inc. (“Shurgard”), on the recommendation of the Compensation Committee, approved 2006 base salaries and target bonus amounts for its named executive officers as follows:

Executive Officer	2006 Base Salary	2006 Target Bonus Amount	Percentage of 2006 Base Salary
Charles K. Barbo Chief Executive Officer and Chairman of the Board (1)	$350,000	$245,000	70%
David K. Grant President and Chief Operating Officer (2)	$525,000	$367,500	70%
Harrell Beck Executive Vice President and Chief Investment Officer	$285,000	$156,800	55%
Devasis Ghose Executive Vice President and Chief Financial Officer	$285,000	$156,800	55%
Steven Tyler Senior Vice President, Retail Services	$245,000	$98,000	40%

(1)	Effective January 1, 2006, Mr. Barbo will resign as Chief Executive Officer and serve only as Chairman of the Board.

(2)	Effective January 1, 2006, Mr. Grant will assume the role of Chief Executive Officer.

The Compensation Committee recommended and the board of directors approved the continuation of Mr.Barbo’s salary at the above level until such time as Mr. Barbo ceases to work for Shurgard on a full-time basis, at which time, the Compensation Committee will re-evaluate Mr. Barbo’s salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shurgard Storage Centers, Inc.

Dated: December 14, 2005	By:	/s/ Jane A. Orenstein
Name: Jane A. Orenstein
Title: Vice President